As filed with the Securities and Exchange Commission on March 28, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Zumiez Inc.

(Exact name of registrant as specified in its charter)

Washington	5600	91-1040022
(State or other jurisdiction of	(Primary standard industrial	(IRS Employer
incorporation or organization)	classification code number)	Identification No.)

6300 Merrill Creek Parkway, Suite B
Everett, WA 98203

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Richard M. Brooks
President and Chief Executive Officer
Zumiez Inc.
6300 Merrill Creek Parkway, Suite B
Everett, WA  98203
(425) 551-1500

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies to:

Gary J. Kocher, Esq.
Chris K. Visser, Esq.
Kirkpatrick & Lockhart Preston Gates Ellis LLP
925 Fourth Avenue, Suite 2900
Seattle, WA 98104
(206) 623-7580

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement. ☐

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, no par value per share	900,000 shares	$40.70	$36,630,000	$1,125

(1)                                  Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any future stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s common stock.

(2)                                  Computed in accordance with Rule 457(c), solely for the purpose of calculating the registration fee and is $40.70, and is the average of the high and low prices of the common stock as reported by the Nasdaq National Market on March 21, 2007.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 28, 2007

Prospectus

900,000 Shares

Zumiez Inc.

Common Stock

This prospectus covers the offer and sale by the selling shareholders listed under the heading “Selling Shareholders” of up to 900,000 shares of our common stock.  We will not receive any proceeds from the sale of the shares offered by the selling shareholders.

The selling shareholders may offer and sell the shares of our common stock in their discretion from time to time at prevailing market prices, at negotiated prices or at fixed prices.  We will bear all of the expenses incurred in connection with the registration of these shares.  The selling shareholders will pay any brokerage commissions and/or similar charges incurred for the sale of their shares of our common stock.  See “Plan of Distribution” on page 4 for more information on this topic.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process.  Under the shelf registration process, the selling shareholders may, from time to time, sell shares of our common stock described in this prospectus.

Our common stock is traded on the Nasdaq Stock Market under the symbol “ZUMZ.”  On March 27, 2007, the last reported sale price of our common stock on the Nasdaq Stock Market was $40.75 per share.

Investing in our common stock involves risks.  See “Risk Factors” on page 2

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                       , 2007

TABLE OF CONTENTS

PROSPECTUS
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
RISK FACTORS
USE OF PROCEEDS
SELLING SHAREHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different.  The selling shareholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

i

PROSPECTUS

Before you decide whether to purchase any of our common stock, in addition to the other information set forth or incorporated by reference in this prospectus, you should carefully consider the risk factors set forth below, as the same may be updated from time to time by our future filings under the Securities Exchange Act.  For more information, see the section entitled “Incorporation by Reference.”  As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our” or “Zumiez” refers to Zumiez Inc.

Zumiez Inc.

We are a leading specialty retailer of action sports related apparel, footwear, equipment and accessories operating under the Zumiez brand name.  Our stores cater to young men and women between the ages of 12 and 24 who seek popular brands representing a lifestyle centered on activities that include skateboarding, surfing, snowboarding, bicycle motocross (or “BMX”) and motocross.  We support the action sports lifestyle and promote our brand through a multi-faceted marketing approach that is designed to integrate our brand image with our customers’ activities and interests.  As of February 3, 2007, we operated 235 stores primarily located in shopping malls, giving us a presence in 23 states.

We were founded in 1978 as a Washington corporation. In 2002, we reincorporated in Delaware and, on April 29, 2005, we reincorporated back to Washington.  Our principal executive offices are located at 6300 Merrill Creek Parkway, Suite B, Everett, WA 98203.  Our telephone number is (425) 551-1500 and our principal website address is www.zumiez.com.  The information contained on our website does not constitute part of, nor is it incorporated into, this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes and/or incorporates by reference forward-looking statements that are based on our expectations regarding net sales, selling, general and administrative expenses, profitability, financial position, business strategy, new store openings, and plans and objectives of management.  The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to us and our business, industry, markets and consumers, are intended to identify forward-looking statements.  We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.  These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among others, those described in “Risk Factors” herein and in our filings with the SEC that are incorporated herein by reference (the “Incorporated Filings”).

These risks are not exhaustive.  Other sections of this prospectus and in our Incorporated Filings describe additional factors that could adversely impact our business and financial performance.  Moreover, we operate in a very competitive and rapidly changing environment.  New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  We assume no obligation to update any forward-looking statements as a result of new information, future events or developments.

You should not rely upon forward-looking statements as predictions of future events.  We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results could differ materially from those projected or implied in the forward-looking statements.

RISK FACTORS

Investing in our securities involves a high degree of risk.  You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) incorporated by reference herein, before making an investment decision.  For more information see “Where You Can Find More Information.”

USE OF PROCEEDS

The selling shareholders will receive all of the net proceeds from the sale of shares of our common stock offered by this prospectus.  We will not receive any of the proceeds from the sale of the shares of our common stock by the selling shareholders.

SELLING SHAREHOLDERS

The following table sets forth certain information regarding the selling shareholders.  Except as otherwise indicated by footnote, and subject to applicable community property laws, we believe that the beneficial owners of the common stock listed below have sole voting power and investment power with respect to their shares.  Beneficial ownership is determined in accordance with the rules of the SEC.  Based on information provided to us by the selling shareholders, none of the selling shareholders is a broker-dealer or affiliate of a broker-dealer.  See the notes to the table below for information regarding material relationships between the selling shareholders and us.  Applicable percentages are based on 27,880,512 shares outstanding on March 20, 2007.

The shares of common stock covered by this prospectus may be sold by the selling shareholders, transferees, pledgees, assignees or other successors in interest.  We are registering the shares of our common stock for resale by the selling shareholders defined below.  The shares are being registered to permit public secondary trading of the shares, and the selling shareholders may offer the shares for resale from time to time.  The selling shareholders acquired the common stock to which this prospectus relates directly from us in private placement transactions that were exempt from the registration requirements of the federal and state securities laws.

	Shares Beneficially Owned Before the Offering		Number of Shares Being	Shares Beneficially Owned After the Offering (1)
Name	Number	Percent	Offered	Number	Percent
Thomas D. Campion (2)	6,581,806	23.6%	600,000	5,981,806	21.5%

Richard M. Brooks (3)	4,013,024	14.4%	300,000	3,713,024	13.3%

 (1)                               Assumes the selling shareholders sell all of the common stock being offered by this prospectus.

(2)                                  Mr. Campion is our Chairman of the Board.

(3)                                  Mr. Brooks is our Chief Executive Officer and a Director.

PLAN OF DISTRIBUTION

We are registering shares of common stock on behalf of the selling shareholders and we anticipate keeping this registration statement effective for a period of up to two years from its effective date.  “Selling shareholders” includes donees, pledges, transferees or successors-in-interest selling securities received from a named selling shareholders as a gift, pledge or other non-sale related transfer after the date of this prospectus.  All costs, expenses and fees, including brokerage commissions and similar selling expense, if any, in connection with the sale of shares will be borne by the selling shareholders.

The selling shareholders have advised us that the shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale and/or at negotiated prices.  These sales may be effected at various times in one or more transactions, which may include:

•                  unsolicited brokers’ transactions and transactions in which the broker-dealer solicits purchasers;

•                  transactions involving cross or block trades or otherwise on the Nasdaq Stock Market or any other stock exchange, market or trading facility on which the shares are traded;

•                  transactions otherwise than on the Nasdaq Stock Market or any other stock exchange, market (including the over-the-counter market) or trading facility on which the shares are traded;

•                  transactions in which brokers, dealers or underwriters purchase the shares for resale;

•                  transactions “at the market” to or through market makers of our common stock or into an existing market for our common stock;

•                  transactions not involving market makers or established trading markets, including direct sales of the shares to purchasers or sales through agents;

•                  privately negotiated transactions;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  an exchange distribution or secondary distribution in accordance with the rules of the applicable exchange;

•                  short sales;

•                  a combination of any such methods of sale; or

•                  any other method permitted pursuant to applicable law.

In addition, the selling shareholders may also enter into hedging and/or other monetization transactions.  For example, the selling shareholders may:

•                  enter into transactions with a broker-dealer or affiliate of a broker-dealer or other third party in connection with which that other party will become a selling shareholder and engage in short sales of our common stock under this prospectus, in which case the other party may use shares of our common stock received from the selling shareholders to close out any short positions;

•                  itself sell short our common stock under this prospectus and use shares of our common stock held by it to close out any short positions;

•                  engage in short sales against the box (i.e. when the seller owns securities that are the same as, or substantially identical to, securities borrowed and sold short), puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades;

•                  enter into options, forward contracts or other transactions that require the selling shareholders to deliver, in a transaction exempt from registration under the Securities Act, our common stock to a broker-dealer or an affiliate of a broker-dealer or other third party who may then become a selling shareholder and publicly resell or otherwise transfer our common stock under this prospectus; or

•                  loan or pledge our common stock to a broker-dealer or client of a broker-dealer or other third party who may then become a selling shareholder and sell the loaned shares or, in an event of default in the case of a pledge, become a selling shareholder and sell the pledged shares, under this prospectus.

The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

The selling shareholders may sell shares directly to purchasers or to or through underwriters or broker-dealers, who may act as agents or principals.  The underwriters or broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom the underwriters or broker-dealers may act as agents or to whom they sell as principal, or both.  The amount and form of compensation for these services will be determined by the selling shareholders and the purchaser or purchasers, and may be in excess of customary commissions.

Any underwriters or broker-dealers that act in connection with the sale of shares may be characterized as “underwriters” within the meaning of the Securities Act of 1933, and any commissions received by these underwriters or broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.  The selling shareholders may agree to indemnify any underwriter, agent, or broker-dealer (if any) that participates in transactions involving sales of the shares against specified liabilities, including liabilities arising under the Securities Act.

The selling shareholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the Nasdaq National Market System pursuant to Rule 153 under the Securities Act.  We have informed the selling shareholders that the anti-manipulative provisions of Regulation M of the Exchange Act of 1934 may apply to their sales in the market.

If the selling shareholders notify us of any material arrangement entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, under Rule 424(b) under the Securities Act, disclosing

•                  the name of each such selling shareholder and of the participating underwriter or broker-dealer;

•                  the number of shares involved;

•                  the price at which the shares were sold;

•                  the commissions paid or discounts or concessions allowed to the underwriter or, broker-dealer; and

•                  other facts material to the transaction.

In addition, if we are notified by a selling shareholder that a donee, pledgee, transferee or other successor-in-interest intends to sell the shares of common stock under this prospectus, a supplement or an amendment to this prospectus will be filed.

There can be no assurance that the selling shareholders will sell all or any of the shares of common stock pursuant to this prospectus.  In addition, any common stock covered by this prospectus that qualifies for sale pursuant to an exemption from the registration requirements of the Securities Act may be sold pursuant to that exemption, including sales under Rule 144 (provided they meet the criteria and conform to the requirements of that rule), rather than under this prospectus.  The common stock may be sold in some states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

LEGAL MATTERS

Kirkpatrick & Lockhart Preston Gates Ellis LLP, Seattle, Washington, will pass upon the validity of the common stock offered hereby.

EXPERTS

The consolidated financial statements as of January 28, 2006 and for each of the two years in the period ended January 28, 2006 before the effects of the adjustments to retrospectively apply the 2 for 1 common stock split described in Note 1, (not separately included or incorporated by reference in the prospectus) have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm.  The adjustments to those financial statements to retrospectively apply the 2 for 1 common stock split described in Note 1 have been audited by Moss Adams, LLP, an independent registered public accounting firm.  The consolidated financial statements as of January 28, 2006 and for each of the two years in the period ended January 28, 2006 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended February 3, 2007, have been so incorporated in reliance the reports of (i) PricewaterhouseCoopers LLP solely with respect to those financial statements before the effects of the adjustments to retrospectively apply the 2 for 1 common stock split described in Note 1 and (ii) Moss Adams, LLP solely with respect to the adjustments to those financial statements to retrospectively apply 2 for 1 common stock split described in Note 1, given on the authority of such firms as experts in auditing and accounting.

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended February 3, 2007 have been so incorporated in reliance on the report of Moss Adams, LLP, an independent registered accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, including any documents incorporated herein by reference, constitutes a part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act.  This prospectus does not contain all the information set forth in the registration statement.  You should refer to the registration statement and its related exhibits and schedules, and the documents incorporated herein by reference, for further information about our company and the securities offered in this prospectus.  Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of that document filed as an exhibit to the registration statement or otherwise filed with the SEC, and each such statement is qualified by this reference.  The registration statement and its exhibits and schedules, and the documents incorporated herein by reference, are on file at the offices of the SEC and may be inspected without charge.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC.  You can read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You can obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference in this prospectus certain information that we file with the SEC, which means that we are disclosing important information to you by referring you to those documents.  The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC incorporated herein automatically will update and supersede this information.  We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information in those documents that is deemed by the rules of the SEC to be furnished not filed, until we file a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold:

•                  our annual report on Form 10-K for the year ended February 3, 2007;

•                  the description of our common stock contained in the Registration Statement on Form 8-A filed on May 3, 2005 under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

You can obtain a copy of any of our filings, at no cost, by accessing the SEC’s website at http://www.sec.gov or by writing to or telephoning us at:

Zumiez Inc.
6300 Merrill Creek Parkway, Suite B
Everett, WA 98203
Attention: Investor Relations
(425) 551-1500

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus or a related prospectus supplement. We have not authorized anyone to provide you with different information.  We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus and any prospectus supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the sale of common stock being registered.  All amounts, other than the SEC registration fee, are estimates.  We will pay all these expenses.

SEC Registration Fee	$1,125
Legal Fees and Expenses	$10,000
Accounting Fees and Expenses	$1,000
Miscellaneous	$1,000
Total	$13,125

Item 15. Indemnification of Directors and Officers

Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the “WBCA”) authorize Washington corporations to indemnify and advance expenses to directors, officers, employees or agents of the corporation under certain circumstances against liabilities and expenses incurred in legal proceedings involving such individuals because of their being or having been a director, officer, employee or agent of the corporation. Section 23B.08.560 of the WBCA authorizes a corporation to agree to so indemnify and obligate itself to advance or reimburse expenses without regard to the limitations of Section 23B.08.510 through 23B.08.550 of the WBCA; provided, however, that no such indemnity shall be made for or on account of any:

•                  acts or omissions of the director, officer, employee or agent finally adjudged to be intentional misconduct or a knowing violation of law;

•                  conduct of the director, officer, employee or agent finally adjudged to be in violation of Section 23B.08.310 of the WBCA (which section relates to unlawful distributions); or

•                  transaction with respect to which it was finally adjudged that such director, officer, employee or agent personally received a benefit in money, property, or services to which the director, officer, employee or agent was not legally entitled.

Furthermore, Section 23B.08.320 of the WBCA authorizes a corporation to limit a director’s liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving (1) acts or omissions of a director that involve intentional misconduct or a knowing violation of law, (2) conduct violating Section 23B.08.310 of the WBCA (which section relates to unlawful distributions) or (3) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

Our articles of incorporation provide that we shall indemnify our directors to the fullest extent permitted by the WBCA, subject to exceptions, and require that we advance expenses for such persons pursuant to our bylaws or a separate directors resolution or contract.  The bylaws provide that we shall indemnify our directors, officers and employees to the fullest extent permitted by applicable law, and also provide that we may indemnify our agents.  Our bylaws also provide that we may, or in certain cases must, provide advances for expenses to such indemnified individuals who are parties to such a proceeding.  Our articles of incorporation provide that a director shall not be personally liable to us or to any of our shareholders for monetary damages for conduct as a director, subject to the limitations set forth in our articles of incorporation.  Our bylaws also provide that we may maintain, at our expense, insurance to protect us and an indemnified director, officer, employee or agent against any liability, whether or not we would have the power to indemnify such director, officer, employee or agent against the same liability under Sections 23B.08.510 or 23B.08.520 of the WBCA.

We have entered into separate indemnification agreements with each of our directors and officers to effectuate the provisions discussed above and to purchase director and officer liability insurance.  The effect of such provisions is to indemnify our directors and officers against all costs, expenses and liabilities incurred by them in connection with any action, suit or proceeding to which they are involved by reason of their affiliation with us to the fullest extent permitted by law.

Item 16.  Exhibits.

The Exhibits to this Registration Statement are listed in the Index to Exhibits on the page following the signature page to this Registration Statement.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)             Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effect amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of this chapter) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)             If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Everett, State of Washington, on the 28th day of March, 2007.

ZUMIEZ INC.

By:	/s/Richard M. Brooks
Richard M. Brooks
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard M. Brooks, in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agent with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on March 28, 2007.

Signature	Title

/s/Richard M. Brooks	President and Chief Executive Officer, Director
Richard M. Brooks	(Principal Executive Officer)

/s/ Brenda I. Morris	Chief Financial Officer
Brenda I. Morris	(Principal Financial and Accounting Officer)

/s/ Thomas D. Campion	Chairman of the Board of Directors
Thomas D. Campion

/s/ William M. Barnum, Jr.	Director
William M. Barnum, Jr.

/s/ David DeMattei	Director
David DeMattei

/s/ Matthew L. Hyde	Director
Matthew L. Hyde

/s/ James M. Weber	Director
James M. Weber

/s/ Gerald F. Ryles	Director
Gerald F. Ryles

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Form of Common Stock Certificate of Zumiez Inc. [Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-122865)]
5.1	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP
23.1	Consent of Moss Adams, LLP, Independent Registered Public Accounting Firm
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.3	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated hereby reference)